EXHIBIT 10.1
CONSOLIDATED WATER CO. LTD. 2008 EQUITY INCENTIVE PLAN
1. Purpose.
     The purpose of the Consolidated Water Co. Ltd. 2008 Equity Incentive Plan (the “Plan”) is to attract and retain persons who are expected to make important contributions to the Company and its Affiliates, to provide an incentive for them to achieve the Company’s goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. Certain capitalized terms used herein are defined in Section 7 below.
2. Administration.
      The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall have authority to recommend to the Board to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions hereof in its discretion. The Committee’s determinations with the Boards approvals hereunder shall be final and binding. The Committee may, subject to applicable law, delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Covered Employees and all determinations hereunder with respect thereto, provided that the Committee shall fix the maximum number of shares that may be subject to such Awards.
3. Eligibility.
     All directors, executives and key employees of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.
4. Stock Available for Awards.
      (a) Amount. Subject to adjustment under subsection (c), up to an aggregate of 1,500,000 shares of Common Stock, plus the shares subject to any Award that expires or is terminated unexercised or is forfeited, to the extent of such expiration, termination, or forfeiture, may be issued pursuant to Awards, including Incentive Stock Options, under the Plan. Shares issued under the Plan may consist of authorized but unissued shares. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.
     (b) Limit on Individual Grants. The aggregate number of shares of Common Stock that may be granted to any Participant in any fiscal year (i) subject to Options or Stock Appreciation Rights or (ii) subject to other types of Awards with respect to which Performance Goals apply shall not exceed 100,000 shares, subject to adjustment under subsection (c).
      (c) Adjustments. Upon any equity restructuring, whether a stock dividend, recapitalization, split-up or combination of shares, or otherwise, the number of shares in respect of which Awards may be made under the Plan, the number of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b) shall be proportionately adjusted, provided that the number of shares subject to any Award shall always be a whole number. In the event the Committee determines that any other reorganization, recapitalization, merger, spin-off or other corporate transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which Awards may be made under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b), provided that the number of shares subject to any Award shall always be a whole number. Any adjustment made pursuant to this subsection shall be subject, in the case of Incentive Stock Options, to any limitation required under the Code in the case of U.S. citizens or U.S. resident aliens.

5. Awards under the Plan.
     (a) Types of Awards. The Committee may grant Options, Restricted Stock, Restricted Stock Units, Stock Equivalents and Awards of shares of Common Stock that are not subject to restrictions or forfeiture.
     (b) Terms and Conditions of Awards.
     (i) The Committee shall select the Participants to receive Awards and determine the terms and conditions of each Award. Without limiting the foregoing but subject to the other provisions of the Plan and applicable law, the Committee shall determine (A) the number of shares of Common Stock subject to each Award or the manner in which such number shall be determined, (B) the price, if any, a Participant shall pay to receive or exercise an Award or the manner in which such price shall be determined, (C) the time or times when an Award may vest or be exercised or settled, (D) any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award, (E) whether an Award may be settled in the form of cash, Common Stock or other securities of the Company, Awards or other property, and the manner of calculating the amount or value thereof, (F) the duration of any Restricted Period, (G) the effect on an Award of the disability, death, retirement or other termination of service of a Participant, and (H) the extent to which, and the period during which, the Participant or the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder. If a Participant accepts an Award under the Plan, the Committee may require such Participant to waive his or her rights to participate in any other equity compensation plan of the Company.
     (ii) The Committee shall determine the form of consideration and manner of payment of the exercise price of any Award. Without limiting the foregoing, the Committee may, subject to applicable law, permit such payment to be made in whole or in part in cash or by surrender of shares of Common Stock (which may be shares retained from the respective Award) valued at their Fair Market Value on the date of surrender, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine. The Company may accept, in lieu of actual delivery of stock certificates, an attestation by the Participant in form acceptable to the Committee that he or she owns of record the shares to be tendered free and clear of claims and other encumbrances.
     (iii) Any Award may be made alone, in addition to, or in relation to any other Award. The terms of Awards of each type need not be identical, and the Committee need not treat Participants uniformly. No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options granted to U.S. citizens or U.S. resident aliens may be transferable only to the extent permitted by the Code. No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code. The achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award shall be determined by the Committee.
     (c) Provisions Applicable to Certain Types of Awards.
     (i) Options and Stock Appreciation Rights. The exercise price for any Option or Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant or the par value of the Stock, whichever is greater. No Option or Stock Appreciation Right shall have a term longer than ten years. No Incentive Stock Option may be granted more than ten years after the effective date of the Plan. The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.
     (ii) Restricted Stock and Restricted Stock Units.
     (1) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable Restricted Period. Restricted Stock Units may be settled in shares of Common Stock or cash as determined by the Committee. The Company shall deliver certificates with respect to shares of Restricted Stock and Restricted Stock Units that are settled in shares to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary at the expiration of the Restricted Period.
     (2) Notwithstanding clauses (D) or (E) of Section 5(b)(i) or Section 6(i),
     a. forfeiture restrictions on shares of Restricted Stock and Restricted Stock Units that lapse solely based on the length of the Participant’s service shall lapse with respect to no more than one-third of such shares per year; and

     b. forfeiture restrictions on shares of Restricted Stock and Restricted Stock Units that lapse based on the achievement of Performance Goals shall lapse based on a performance period of at least one year;
provided that the foregoing limitations shall not apply to (i) lapses of restrictions in connection with the disability, death, retirement or other termination of service of the Participant or in accordance with Section 6(e) or (ii) other Awards, including modifications of Awards, with respect to an aggregate number of shares not exceeding five percent of the total number of shares authorized for issuance under the Plan.
6. General Provisions.
     (a) Documentation. Each Award under the Plan shall be evidenced by documentation in the form prescribed by the Committee and delivered to or executed and delivered by the Participant specifying the terms and conditions of the Award and containing such other terms and conditions not inconsistent with the provisions hereof as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable law and accounting principles. Any such documentation may be maintained solely in electronic format.
     (b) Termination and Forfeiture. The terms of any Award may include such continuing provisions for termination of the Award and/or retransfer to the Company of any shares, cash or other property previously issued pursuant thereto relating to competition or other activity or circumstances detrimental to the Company as the Committee may determine to be in the Company’s best interests.
     (c) Dividends. In the discretion of the Committee, any Award may provide the Participant with dividends or dividend equivalents payable (in cash, in shares of Common Stock, or in the form of Awards under the Plan) currently or deferred and with or without interest.
     (d) Committee Discretion. Except as otherwise provided hereby or in a particular Award, any determination or action with respect to an Award may be made or taken by the Committee at the time of grant or at any time thereafter.
     (e) Change in Control. In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take such actions, including without limitation one or more of the following: (i) providing for the acceleration of any time period relating to the vesting, exercise, or settlement of the Award, (ii) providing for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the vesting, exercise, or settlement of the Award in connection with the change in control, (iii) adjusting the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) causing the Award to be assumed, or new rights substituted therefor, by another entity, or (v) terminating the Award, as the Committee may consider equitable to Participants and in the best interests of the Company.
     (f) Tax Withholding. A Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant under the Plan or otherwise. In the Committee’s discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part by repurchase of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.
     (g) Legal Compliance. The Company shall not be required to issue any shares of Common Stock or take any other action pursuant to the Plan unless the Company is satisfied that all requirements of law, or of any stock exchange on which the Common Stock is then listed, in connection therewith have been or will be complied with, and the Committee may impose any restrictions on the rights of Participants hereunder as it shall deem necessary or advisable to comply with any such requirements.
     (h) Foreign Nationals. Awards may be made to Participants who are employed outside, or are not citizens or resident aliens of, the United States or the Cayman Islands on such terms and conditions different from those specified herein as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

     (i) Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award, including without limitation changing the dates of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the terms of the Award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The foregoing notwithstanding, without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price and no Option or Stock Appreciation Right shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.
7. Certain Definitions.
     “Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.
     “Award” means any award of shares of Common Stock or right with respect to shares described in Section 5(a).
     “Board” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.
     “Committee” means one or more committees appointed by the Board to administer the Plan or a specified portion thereof. Each such committee shall be comprised of not less than two members of the Board who shall meet such criteria as the Board may specify from time to time.
     “Common Stock” means the Class A common stock, CI$0.50 (approx. US$0.60) par value, of the Company.
      “Company” means Consolidated Water Co. Ltd., a Cayman Islands corporation.
     “Date of Grant” means the date on which all requirements under applicable law and the Company’s Memorandum and Articles of Association for the effective grant of an Award have been satisfied.
     “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s legal representative.
     “Fair Market Value” with respect to the Common Stock or other property means the fair market value thereof determined by such methods as shall be established by the Committee from time to time. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of the Common Stock as of any date shall mean (i) if the Common Stock is then listed or admitted to trading on a national securities exchange, the last reported sale price on such date on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on such exchange on such date or (ii) if the Common Stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal or other appropriate publication selected by the Committee, for the over-the-counter market.
     “Incentive Stock Option” means an Option complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder.
     “Option” means a right to purchase shares of Common Stock and may be an Incentive Stock Option if specified by the Committee.
     “Participant” means a person selected by the Committee to receive an Award under the Plan.
     “Performance Goals” means one or more objective performance goals based on one or more of the following criteria established by the Committee: revenue; revenue growth; sales; expenses; margins; net income; earnings or earnings per share; cash flow; shareholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit; return on research and development investment; market capitalization; quality improvements; market share; cycle time reductions; customer satisfaction measures; strategic positioning or marketing programs; business/information systems improvements; expense management; infrastructure support programs; human resource programs; customer programs; technology development programs; or any combination of any of the foregoing, and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.
     “Restricted Period” means any period during which an Award of shares not yet issued or any part thereof may be forfeited to the Company or during which shares issued pursuant to an Award may be required to be retransferred to the Company in stated circumstances.
     “Restricted Stock” means shares of Common Stock that are subject to a contractual obligation to retransfer to the Company in stated circumstances.
     “Restricted Stock Unit” means the right, subject to forfeiture, to receive the value of a share of Common Stock in the future, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and is an unfunded and unsecured obligation of the Company.
     “Stock Appreciation Right” means the right to receive any excess in value of shares of Common Stock over the exercise price of such right.
     “Stock Equivalent” means the right to receive payment from the Company based in whole or in part on the value of the Common Stock, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and may include without limitation phantom stock, performance units, and Stock Appreciation Rights.
     “Transferable for value” means a transfer on terms that would prevent the Company from relying on Securities and Exchange Commission Form S-8 (or any successor form) with respect to the issuance of the Common Stock underlying the respective Award.
8. Miscellaneous.
     (a) No Rights with Respect to Service. No person shall have any claim or right hereunder to be granted an Award. Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company or any Affiliate nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company or any Affiliate. Unless the Committee otherwise provides in any case, the service of a Participant with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.
     (b) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof.
     (c) Effective Date. The effective date of the Plan, from time to time, shall be the most recent date that the Plan was adopted or that it was approved by the stockholders, if earlier (as such terms are used in the regulations under Section 422 of the Code).
     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.
     (e) Governing Law. This Plan shall be construed in accordance with and governed by the laws of the Cayman Islands, without regard to principles of conflicts of law.